Exhibit 23.1

       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

TO: Freestar Technology Corp.

We consent to the incorporation by reference in Registration Statement Nos. 333-73032 of Freestar Technology Corp. on Form S-8 of our report dated September 23, 2005, except as to Note 18, which is as of October 17, 2005 and Note 19, as to which date is October 31, 2006 , appearing in this Annual Report on Form 10-KSB /A Amendment No. 2 of Freestar Technology Corp. for the year ended June 30, 2005.



                               /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                               Russell Bedford Stefanou Mirchandani LLP

New York, New York
October 31, 2006